Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

       In connection with the accompanying
Quarterly Report on Form 10-Q of Illusion Digital
Systems, Inc. (the "Company") for the quarter ending
June 30, 2008, I, AL Kennedy, President of the
Company hereby certify pursuant to 18 U.S.C. Section
1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

       1. 	Such Quarterly Report on
Form 10-Q for the quarter ending June 30, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities
Exchange Act of 1934; and

       2. 	The information contained in
such Quarterly Report on Form 10-Q for the quarter ending June 30, 2008, fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: August 18, 2008

/s/ AL Kennedy
AL Kennedy
President
(Principal Executive Officer)